Exhibit 99.1

MODEL N ANNOUNCES FIRST QUARTER OF

FISCAL YEAR 2017 FINANCIAL RESULTS

Redwood City, CA – Model N, Inc., (NYSE: MODN), the leading provider of cloud-based Revenue Management solutions to life science, technology and manufacturing companies, today announced financial results for the first quarter, which ended December 31, 2016.

“We are very pleased with our results for the first quarter, which demonstrated improved execution across the business, including the highest recurring revenue in the company’s history.  With the acquisition of Revitas, completed on January 5, 2017, we are now an even stronger revenue management partner for the Life Sciences industry, at a time when this industry is at a critical inflection point. We have also strengthened our management team across global sales and alliances, technical support, professional services and engineering to deliver increasing value to our customers.  We have taken steps to realize cost efficiencies and accelerate our path to profitability and cash flow generation and are well positioned in fiscal 2017 to improve the company’s performance,” said Zack Rinat, Executive Chairman and Chief Executive Officer of Model N.

First Quarter 2017 Financial Highlights:

•	Total Revenues: Total revenues were $28.1 million, compared to $24.5 million for the first quarter of fiscal 2016.

•

Gross Profit: Gross profit was $14.2 million, compared to $12.1 million for the first quarter of fiscal 2016.  Gross margins were 51%, compared to 49% for the first quarter of fiscal 2016.  Non-GAAP gross profit was $15.0 million, compared to $12.7 million for the first quarter of fiscal 2016.  Non-GAAP gross margins were 53%, compared to 52% for the first quarter of fiscal 2016.

•

Loss from operations: GAAP loss from operations was $(7.7) million, compared to a loss from operations of $(7.7) million for the first quarter of fiscal 2016.  Non-GAAP loss from operations was $(4.2) million, compared to a Non-GAAP loss from operations of $(4.4) million for the first quarter of fiscal 2016.

•

Net loss: GAAP net loss was $(7.6) million, compared to net loss of $(7.8) million for the first quarter of fiscal 2016. GAAP diluted net loss per share attributed to common stockholders was $(0.27) based upon weighted average shares outstanding of 28.0 million, as compared to net loss per share of $(0.29) for the first quarter of fiscal 2016 based upon weighted average shares outstanding of 26.8 million.

•

Non-GAAP net loss: Non-GAAP net loss was $(4.1) million, as compared to Non-GAAP net loss of $(4.4) million for the first quarter of fiscal 2016. Non-GAAP net loss per share was $(0.15) based upon weighted average shares outstanding of 28.0 million, as compared to Non-GAAP net loss per share of $(0.16) for the first quarter of fiscal 2016 based upon weighted average shares outstanding of 26.8 million.

•	Adjusted EBITDA: Adjusted EBITDA was $(3.5) million, compared to $(3.2) million for the first quarter of fiscal 2016.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance:

As of February 6, 2017, we are providing guidance for the second quarter of fiscal 2017 and the full fiscal year ending September 30, 2017.

Second Quarter Fiscal 2017 Guidance:

•	Total revenues are expected to be in the range from $33.5 million to $34.0 million,
•	Non-GAAP loss from operations is expected to be in the range of ($6.5) million to ($6.0) million,
•	Non-GAAP net loss per share is expected to be in the range of ($0.28) to ($0.26) based upon weighted average shares outstanding of 28.4 million shares.

Fiscal Year 2017 Guidance:

•	Total revenues are expected to be in the range from $130.0 million to $134.0 million,
•	Non-GAAP loss from operations is expected to be in the range of ($16.0) million to ($15.0) million,
•	Non-GAAP net loss per share is expected to be in the range of ($0.69) to ($0.66) based upon weighted average shares outstanding of 28.7 million shares.
•	We expect our ending cash balance at September 30, 2017 to be between $50.0 million and $52.0 million.

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the first quarter, which ended December 31, 2016. To access the call, please dial (877) 407-4018 in the U.S. or (201) 689-8471 internationally.  Passcode is 13653220.  A live webcast of the conference will be accessible from Model N’s website at: http://investor.modeln.com. Following the completion of the call, a recording will be available for one year for replay at: http://investor.modeln.com and a telephone replay will be available through 11:59 p.m. ET on February 13, 2017 by dialing (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13653220.

About Model N

Model N is the leader in revenue management solutions. Driving mission critical business processes such as configure, price and quote (CPQ), contract and rebate management, business intelligence, and regulatory compliance, Model N solutions transform the revenue lifecycle from a series of disjointed operations into a strategic end-to-end process. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in life sciences, technology and manufacturing across more than 120 countries, including Johnson & Johnson, AstraZeneca, Boston Scientific, Novartis, Microchip Technology and Fairchild. For more information, visit www.modeln.com

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s second quarter and full year fiscal year 2017 revenue and other financial results as well as outlook for fiscal year 2017. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; and (xi) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2016, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net (loss) income per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, acquisition & integration related expenses and amortization of intangible assets. Non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, amortization of intangible assets, certain legal expenses and acquisition & integration related expenses as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.  Adjusted EBITDA is defined as net loss, adjusted depreciation and amortization, stock-based compensation expense, certain legal expenses, acquisition & integration related expenses, interest income and other (income) expenses, net, and provision for income taxes.  Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N
Staci Mortenson, 650-610-4998

investorrelations@modeln.com

Media Contact:

pr@modeln.com

Model N Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of	As of
	December 31,	September 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$52,446	$66,149
Accounts receivable, net	19,263	19,925
Deferred cost of implementation services, current portion	1,201	1,630
Prepaid expenses	4,093	4,845
Other current assets	376	283
Total current assets	77,379	92,832
Property and equipment, net	5,748	6,141
Goodwill	6,939	6,939
Intangible assets, net	5,320	5,684
Other assets	5,715	1,371
Total assets	$101,101	$112,967
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,793	$3,334
Accrued employee compensation	7,403	8,349
Accrued liabilities	2,324	3,707
Deferred revenue, current portion	25,591	28,854
Total current liabilities	39,111	44,244
Long-term liabilities:
Deferred revenue, net of current portion	926	1,924
Other long-term liabilities	663	597
Total long-term liabilities	1,589	2,521
Total liabilities	40,700	46,765
Stockholders' equity:
Common Stock	4	4
Preferred Stock	—	—
Additional paid-in capital	204,419	202,506
Accumulated other comprehensive loss	(676)	(562)
Accumulated deficit	(143,346)	(135,746)
Total stockholders' equity	60,401	66,202
Total liabilities and stockholders' equity	$101,101	$112,967

Model N Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,
	2016	2015
Revenues:
License and implementation	$5,423	$4,562
SaaS and maintenance	22,640	19,925
Total revenues	28,063	24,487
Cost of Revenues:
License and implementation	3,614	3,417
SaaS and maintenance	10,208	9,012
Total cost of revenues	13,822	12,429
Gross profit	14,241	12,058
Operating Expenses:
Research and development	5,975	5,284
Sales and marketing	8,734	7,707
General and administrative	7,185	6,720
Total operating expenses	21,894	19,711
Loss from operations	(7,653)	(7,653)
Interest income	33	1
Other (income) expenses, net	(154)	57
Loss before income taxes	(7,466)	(7,709)
Provision for income taxes	134	90
Net loss	$(7,600)	$(7,799)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.27)	$(0.29)
Weighted average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	28,008	26,827

Model N Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,
	2016	2015
Cash Flows From Operating Activities:
Net loss	$(7,600)	$(7,799)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,094	1,319
Stock-based compensation	1,895	2,550
Other non-cash charges	49	46
Changes in assets and liabilities, net of acquisition:
Accounts receivable	655	(4,984)
Prepaid expenses and other assets	843	84
Deferred cost of implementation services	701	(85)
Accounts payable	591	(222)
Accrued employee compensation	(898)	(1,425)
Other accrued and long-term liabilities	(1,298)	496
Deferred revenue	(4,261)	2,730
Net cash used in operating activities	(8,229)	(7,290)
Cash Flows From Investing Activities:
Purchases of property and equipment, net	(194)	(357)
Acquisition of business	—	(12,615)
Capitalization of software development costs	(275)	(532)
Cash held in escrow	(5,000)	—
Net cash used in investing activities	(5,469)	(13,504)
Cash Flows From Financing Activities:
Proceeds from exercise of stock options	17	135
Net cash provided by financing activities	17	135
Effect of exchange rate changes on cash and cash equivalents	(22)	(7)
Net decrease in cash and cash equivalents	(13,703)	(20,666)
Cash and cash equivalents
Beginning of period	66,149	91,019
End of period	$52,446	$70,353

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,
	2016	2015
Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(7,600)	$(7,799)
Reversal of non-GAAP items:
Stock-based compensation expense	1,895	2,550
Depreciation and amortization	1,094	1,319
Acquisition and integration related costs	1,202	279
Legal expenses	—	305
Interest income	(33)	(1)
Other (income) expenses, net	(154)	57
Provision for income taxes	134	90
Adjusted EBITDA	$(3,462)	$(3,200)

	Three months ended December 31,
	2016	2015
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$14,241	$12,058
Reversal of non-GAAP expenses:
Stock-based compensation (a)	480	427
Amortization of intangible assets (b)	255	190
Acquisition and integration related expenses (d)	21	—
Non-GAAP gross profit	$14,997	$12,675
Percentage of revenue	53.4%	51.8%

	Three months ended December 31,
	2016	2015
Reconciliation from GAAP loss from operations to non-GAAP loss from operations:
GAAP net loss from operations:	$(7,653)	$(7,653)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	1,895	2,550
Amortization of intangible assets (b)	364	275
Legal expenses (c)	—	305
Acquisition and integration related expenses (d)	1,202	103
Non-GAAP loss from operations	$(4,192)	$(4,420)

	Three months ended December 31,
	2016	2015
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
GAAP net loss:	$(7,600)	$(7,799)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	1,895	2,550
Amortization of intangible assets (b)	364	275
Legal expenses (c)	—	305
Acquisition and integration related expenses (d)	1,202	279
Non-GAAP net loss attributable to Model N Inc. common stockholders	$(4,139)	$(4,390)
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net loss per share attributable to Model N Inc. common stockholders:

Weighted average number of shares used in computing GAAP and non-GAAP diluted net loss per share	28,008	26,827
GAAP diluted net loss per share attributable to Model N Inc. common stockholders	$(0.27)	$(0.29)
Non-GAAP diluted net loss per share attributable to Model N Inc. common stockholders	(0.15)	(0.16)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, loss from operations, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude certain legal expenses, Channel Insight and Revitas acquisition related costs, stock-based compensation expense, amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a) Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation expenses are excluded from our non-GAAP results because stock-based compensation amounts are difficult to forecast due in part to the volume, timing and terms of restricted stock grants and the volatility of our common stock. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(b) Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(c) Legal expense is for the securities class action lawsuits filed in September 2014 and January 2015. We believe that the exclusion of these legal expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d) In October 2015, we acquired Channel Insight for a cash consideration of $12.6 million and In January 2017, we acquired Revitas, for a cash consideration of $52.8 million. In addition, $10 million was paid in the form of two promissory notes, as part of the acquisition, we incurred certain non-recurring integration costs and purchase price adjustments. We believe that exclusion of these acquisition related adjustments and costs provides for a better comparison of our operation results to prior periods and to our peer companies.